Exhibit 99.1

EFiled: Oct 12 2022 02:29PM EDT Transaction ID 682 Exhibit44491 Case No. 2022-0400-LWW

IN THE COURT OF CHANCERY OF THE STATE OF DELAWARE

JOHN SOLAK, derivatively on behalf of REATA PHARMACEUTICALS, INC.,

Plaintiff,

v.

J. WARREN HUFF, MARTIN W. EDWARDS, M.D., WILLIAM D. MCCLELLAN, JR., R. KENT MCGAUGHY, JR., JACK B. NIELSEN, CHRISTY J. OLIGER, WILLIAM E. ROSE and SHAMIM RUFF,

Defendants

and

REATA PHARMACEUTICALS, INC.

Nominal Defendant.

) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) )	C.A. No. 2022-0400-LWW

NOTICE OF PENDENCY OF SETTLEMENT OF ACTION

TO: ALL CURRENT STOCKHOLDERS OF REATA
PHARMACEUTICALS, INC.
(TRADING SYMBOL: RETA)

PLEASE READ THIS NOTICE CAREFULLY AND IN ITS ENTIRETY. YOUR RIGHTS WILL BE AFFECTED BY THE LEGAL PROCEEDINGS IN THIS LITIGATION. IF THE COURT APPROVES THE PROPOSED SETTLEMENT, YOU WILL BE FOREVER BARRED FROM CONTESTING THE FAIRNESS, REASONABLENESS, AND ADEQUACY OF THE PROPOSED SETTLEMENT, OR PURSUING THE CLAIMS DEFINED HEREIN.

IF YOU HOLD REATA PHARMACEUTICALS, INC. COMMON STOCK FOR THE BENEFIT OF ANOTHER, PLEASE PROMPTLY TRANSMIT THIS DOCUMENT TO SUCH BENEFICIAL OWNER.

IF YOU DO NOT OBJECT TO THE PROPOSED SETTLEMENT, OR THE AGREED-TO ATTORNEYS’ FEE AND EXPENSE AMOUNT DESCRIBED IN THIS NOTICE, YOU ARE NOT OBLIGATED TO TAKE ANY ACTION.

I.
WHY ARE YOU RECEIVING THIS NOTICE?

The purpose of this Notice is to inform you of (i) a derivative lawsuit (the “Action”) in the Court of Chancery of the State of Delaware (the “Court”) brought on behalf of Reata Pharmaceuticals, Inc. (“Reata,” “Nominal Defendant,” or the “Company”); (ii) a proposal to settle the Action as provided in a Stipulation of Compromise and Settlement (the “Stipulation”) which sets forth the terms and conditions of the proposed settlement of this Action (“Settlement”); and (iii) your right, among other things, to attend and participate in a hearing to be held on January 11, 2023 at 1:30 p.m., in the Court of Chancery, Leonard L. Williams Justice Center, 500 North King Street, Wilmington, Delaware 19801 (the “Settlement Hearing”). The Stipulation can be found on Reata's corporate website at the following address: https://www.reatapharma.com/investors/settlement.

This Notice describes the rights you may have under the Stipulation and what steps you may, but are not required to, take concerning the proposed Settlement. If the Court approves the Stipulation, the parties will ask the Court to approve an Order and Final Judgment that would end the Action.

II.
BACKGROUND: WHAT IS THE ACTION ABOUT?

THE FOLLOWING DESCRIPTION DOES NOT CONSTITUTE FINDINGS OF ANY COURT. IT IS BASED ON STATEMENTS OF THE PARTIES AND SHOULD NOT BE UNDERSTOOD AS AN EXPRESSION OF ANY OPINION OF ANY COURT AS TO THE MERITS OF ANY OF THE CLAIMS OR DEFENSES RAISED BY ANY OF THE PARTIES.

Plaintiff John Solak (“Plaintiff”) is a current Reata stockholder. Nominal Defendant Reata is a Delaware corporation with its principal place of business in Plano, Texas. Reata is a clinical-stage biopharmaceutical company that is engaged in the identification, development, and commercialization of novel therapeutics for patients with serious life-threatening diseases. Defendants J. Warren Huff, Martin W. Edwards, M.D., William D. McClellan, Jr., R. Kent McGaughy, Jr., Jack B.

Nielsen, Christy J. Oliger, William E. Rose and Shamim Ruff (collectively, the “Individual Defendants,” and together with Reata, “Defendants”) comprised the members of the Board of Directors of Reata at the time of the filing of the Complaint. Plaintiff, Nominal Defendant Reata, and Individual Defendants are collectively referred to herein as the “Settling Parties.”

On May 6, 2022, Plaintiff commenced this Action in the Court of Chancery against Defendants styled Solak v. Huff, et. al., C.A. No. 2022-0400-LWW, by filing a Verified Stockholder Derivative Complaint (the “Complaint”). The Complaint includes claims for breach of fiduciary duty and unjust enrichment against the Individual Defendants based upon allegations that between fiscal years 2019 and 2021 the Board approved and awarded excessive and improper compensation to the non-employee directors of Reata as compared to the compensation paid to directors of peer companies during the same years.

Following the commencement of the Action, counsel for the Settling Parties agreed to extend Defendants’ deadline for responding to the Complaint while the Settling Parties discussed a potential resolution of the Action. Among other things, the Settling Parties’ discussions focused on Reata’s policies and practices for non-employee director compensation as compared to peers, the need for specific limits on overall non-employee director compensation, potential corporate reforms, and the Company’s disclosures relating to non-employee director compensation.

Between June and September 2022, the Settling Parties engaged in numerous rounds of negotiations, reaching an agreement in principle to settle all of the claims asserted in the Action, which was subject to Plaintiff’s confirmatory discovery of relevant information concerning the alleged claims. Following receipt and review of the Confirmatory Discovery, Plaintiff and Plaintiff’s Counsel confirmed that the settlement agreement in principle as negotiated was fair and adequate to the Company and its stockholders, and that it was appropriate and reasonable to pursue Court approval of the Settlement based on the terms and subject to the conditions set forth in the Stipulation.

THE COURT HAS NOT FINALLY DETERMINED THE MERITS OF PLAINTIFF’S CLAIMS OR THE DEFENSES THERETO. THIS NOTICE DOES NOT IMPLY THAT THERE HAS BEEN OR WOULD BE ANY FINDING OF VIOLATION OF THE LAW BY THE INDIVIDUAL DEFENDANTS OR THAT RECOVERY COULD BE HAD IN ANY AMOUNT IF THE ACTION WAS NOT SETTLED.

III. WHAT ARE THE TERMS OF THE SETTLEMENT?

To settle the Action, Defendants have agreed that the Board of Reata shall amend the Non-Employee Director Compensation Policy (the “Policy”) to reflect the following changes, which will remain in effect until December 31, 2026:

2022-2026 Average Annual Compensation.

The average annual compensation for non-employee directors shall not exceed $375,000 in total compensation for 2022; $405,000 in total compensation for 2023; $430,000 in total compensation for 2024; $455,000 in total compensation for 2025; and $480,000 in total compensation for 2026. The average annual compensation calculation shall be made by dividing the compensation received by all non-employee directors during a calendar year (after reducing the compensation as described further herein) by the number of non-employee directors who received compensation in such year. The calculation of the average annual compensation shall exclude the value of: (A) any new director one-time sign on equity grant (set forth below); (B) any new director partial year annual equity grant and the partial year equity granted in lieu of cash fees, if that new director is appointed to the Board on or after January 1 and prior to the annual meeting of stockholders held in that year; and (C) fees paid to a director in his or her role as lead director or Chairman of the Board.

New Director One-Time Sign-On Equity Grant.

A new director shall be entitled to receive a one-time equity award upon joining the Board, the value of which shall be no greater than the annual equity grant awarded or to be awarded to incumbent directors in that year.

Value-Based Equity Grants.

For the years 2022, 2023, 2024, 2025, and 2026, equity grants shall only be issued in terms of value rather than as fixed-share amount. Further, with respect to stock options, the value shall be based on the Black-Scholes value of the option using the closing price of the common stock of the Company on the date of the grant. With respect to restricted stock units, the value shall be based on the closing price of the common stock on the date of the grant.

Compensation Committee Charter.

For the years 2022, 2023, 2024, 2025 and 2026, the Compensation Committee shall review non-employee director compensation annually and in each such year shall utilize an independent, nationally recognized compensation consultant that is different than the consultant that the Compensation Committee used in setting the non-employee director compensation in the years 2019 through 2021. The compensation consultant shall assess the Companys’ peer group annually and will select companies as peers which are: (A) operating in the same industry as the Company (by reference to GICS code or similar reasonable identities, which may change from time to time); and (B) similar in size to the Company based on market capitalization, revenues, or employees, as determined based on the advice of compensation consultant and recognizing that similarity in size and industry may include a range in order to accurately capture the market for directors and officers.

Public Disclosures.

The proxy materials for the 2023 annual meeting shall describe the Policy, the terms of the compensation awarded to non-employee directors and the limitations that are set forth in this Stipulation. The Company shall disclose whether any non-employee director is a party to any compensatory, payment or other financial agreement, arrangement or understanding with any third-party, or has received any compensation or other payment from any third-party, in connection with the non-employee director’s candidacy or service on the Board.

IV. WHAT CLAIMS WILL THE SETTLEMENT RELEASE?

Under the Stipulation, the following releases will occur, except as noted below:

The Releasing Persons (defined below) shall be deemed to have, and by operation of the Final Judgment shall have, fully, finally, and forever settled, released, discharged, extinguished, and dismissed with prejudice the Released.

officers or directors related to the foregoing; provided, however, that it is understood that “Released Claims” and any release provided by this Settlement shall not include: (a) any claims to enforce the Settlement, and (b) any claims by Defendants or any insured to enforce their rights under any contract or insurance policy.

V. WHAT ARE THE REASONS FOR SETTLING THE ACTION?

Plaintiff’s entry into the Stipulation and Settlement is not intended to be and shall not be construed as an admission or concession concerning the relative strength or merit of the claims alleged in the Action. However, Plaintiff and Plaintiff’s Counsel also recognize and acknowledge the significant risk, expense, and length of continued proceedings necessary to prosecute the Action against Defendants through trial and through possible appeals. Plaintiff’s Counsel also have taken into account the uncertain outcome and the risk of any litigation, especially in complex cases such as the Action, as well as the difficulties and delays inherent in such litigation. Plaintiff’s Counsel also are mindful of the inherent problems of proof and possible defenses to the claims alleged in such actions.

Based upon Plaintiff’s Counsel thorough review and analysis of the relevant facts, allegations, defenses, and controlling legal principles, Plaintiff and Plaintiff’s counsel have determined that the Settlement set forth in the Stipulation is fair, reasonable, and adequate, and in the best interests of Reata and its stockholders and have agreed to settle the Action on the terms and subject to the conditions set forth herein.

Each of the Individual Defendants has denied, and continues to deny, that he or she has committed any breach of fiduciary duty or any other duty owed to Reata or its stockholders, that they were unjustly enriched as a result of any breach of fiduciary duty or any other act, omission or conduct, or that they committed any violations of law or wrongdoing whatsoever or that Reata or Reata’s stockholders suffered any damage or harm as a result of any act, omission or conduct alleged in the Action or otherwise. The Individual Defendants have further asserted, and continue to assert, that at all relevant times, they have acted in good faith and in a manner that they believed to be in the best interests of Reata and its stockholders, and that they are entering into the Stipulation and the Settlement solely to eliminate the uncertainty, distraction, disruption, burden, expense, and risk inherent in further litigation.

VI.
HOW WILL THE ATTORNEYS GET PAID?

After agreeing to the terms of the Settlement and the completion of Confirmatory Discovery, Plaintiff’s Counsel and Reata separately began negotiating the amount of the award of attorneys’ fees and expenses to be paid to Plaintiff’s Counsel. The Settling Parties did not discuss the appropriateness or amount of attorneys’ fees and expenses to be paid to Plaintiff’s Counsel until after reaching agreement on the terms of the Settlement, and the Settling Parties understood at all times that the Settlement was not contingent upon agreement or payment of any attorneys’ fees and expenses to Plaintiff’s Counsel. Defendants acknowledge and agree that Plaintiff’s Counsel are entitled to a fee award. In recognition of the terms of the Settlement and the prosecution and settlement of the Action, and subject to Court approval, Reata has agreed to pay an award of attorneys’ fees and expenses to Plaintiff’s Counsel not to exceed $350,000 (the “Fee and Expense Amount”). The Fee and Expense Amount will be paid by Reata. The Fee and Expense Amount includes the fees and expenses incurred by Plaintiff’s Counsel in connection with the prosecution and settlement of the Action. Plaintiff’s Counsel will not seek fees or expenses from the Court in excess of the agreed-to amount and Plaintiffs’ Counsel will not make an application for attorneys’ fees or expenses in any other jurisdiction. Except as otherwise provided herein, each of the Parties shall bear his, her, or its own fees and costs.

VII.
WHEN WILL THE SETTLEMENT HEARING TAKE PLACE?

The Court has scheduled a Settlement Hearing to be held on January 11, 2023 at 1:30 p.m., in the Court of Chancery, Leonard L. Williams Justice Center, 500 North King Street, Wilmington, Delaware 19801.

At the Settlement Hearing, the Court will consider whether the terms of the Settlement are fair, reasonable, and adequate and thus should be finally approved, whether the Fee and Expense Amount should be approved, and whether the Action should be dismissed with prejudice by entry of the final Judgment pursuant to the Stipulation. The Court will also hear and determine objections, if any, to the proposed Settlement or the Fee and Expense Amount and rule on such other matters as the Court may deem appropriate.

The Court may adjourn the Settlement Hearing from time to time without further notice to anyone other than the Settling Parties and any Objectors (as defined below). The Court reserves the right to approve the Stipulation at or after the

Settlement Hearing with such modifications as may be consented to by the Settling Parties to the Stipulation and without further notice.

VIII. DO I HAVE A RIGHT TO APPEAR AND OBJECT?

Any record or beneficial stockholder of Reata who objects to the Settlement, the proposed Final Judgment to be entered, the Fee and Expense Amount, or who otherwise wishes to be heard (an “Objector”), may appear in person or by his, her, or its attorney at the Settlement Hearing and present any evidence or argument that may be proper and relevant; provided, however, that no Objector shall be heard or entitled to contest the approval of the terms and conditions of the Stipulation, or, if approved, the judgment to be entered thereon, unless he, she, or it has, no later than ten (10) calendar days before the Settlement Hearing (unless the Court in its discretion shall thereafter otherwise direct, upon application of such person and for good cause shown), filed with the Register in Chancery, Court of Chancery, Leonard L. Williams Justice Center, 500 North King Street, Wilmington, Delaware 19801, and served (by hand or overnight mail) on Plaintiff’s Counsel and Defendants’ counsel, at the addresses below, the following: (i) proof of current ownership of Reata stock; (ii) a written notice of the Objector’s intention to appear; (iii) a detailed statement of the objections to any matter before the Court; and (iv) a detailed statement of all of the grounds thereon and the reasons for the Objector’s desire to appear and to be heard, as well as all documents or writings which the Objector desires the Court to consider. In addition to the aforementioned Court address, the addresses to which such information should be sent are as follows:

COOCH AND TAYLOR, P.A.

Blake A. Bennett

The Nemours Building

1007 North Orange Street

Suite 1120

Wilmington, DE 19801

(302) 984-3800

Attorneys for Plaintiff

MORRIS, NICHOLS, ARSHT & TUNNELL LLP

David J. Teklits

1201 N. Market Street

Wilmington, DE 19801

(302) 658-9200

Attorneys for Defendants

Any person or entity who fails to object in the manner prescribed above shall be deemed to have waived such objection (including the right to appeal), unless the Court in its discretion allows such objection to be heard at the Settlement Hearing, and shall forever be barred from raising such objection in the Action or any other action or proceeding or otherwise contesting the Stipulation or the Fee and Expense Amount, and will otherwise be bound by the Judgment to be entered and the releases to be given. You are not required to appear in person at the Settlement Hearing in order to have your timely and properly filed objection considered.

IX. HOW DO I GET ADDITIONAL INFORMATION ABOUT THE

SETTLEMENT?

This Notice summarizes the Stipulation. It is not a complete statement of the events of the Action or the Stipulation.

For additional information about the claims asserted in the Action and the terms of the proposed Settlement, please refer to the documents filed with the Court and the Stipulation. A copy of the Stipulation can be found on Reata's website at the following address: https://www.reatapharma.com/investors/settlement . You may examine the Court files during regular business hours of each business day at the office of the Register in Chancery, Court of Chancery, Leonard L. Williams Justice Center, 500 North King Street, Wilmington, Delaware 19801. However, you must appear in person to inspect these documents. The Clerk’s office will not mail copies to you.

For more information concerning the Settlement, you may also call or write to: Newman Ferrara LLP, c/o Jeffrey M. Norton, 1250 Broadway, 27th Floor, New York, NY 10001, Telephone: (212) 619-5400.

PLEASE DO NOT WRITE OR CALL THE COURT

BY ORDER OF THE COURT

Dated: November 7, 2022

/s/ Susan Judge

Register in Chancery